Exhibit 5.1

LEWISRICELLC
314.444.7600 (direct) 314.241.6056 (fax) www.lewisrice.com	Attorneys at Law	600 Washington Avenue Suite 2500 St. Louis, Missouri 63101

May 11, 2015
The Board of Directors
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144-2503

Re:	Registration on Form S-3ASR of Common Stock

Gentlemen:
We have acted as counsel to Post Holdings, Inc., a Missouri corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3ASR (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an indeterminate number of shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), all of which may be issued and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and includes a base prospectus (the “Prospectus”), which provides that it will be supplemented by one or more prospectus supplements, relating to the offer and sale from time to time of shares of Common Stock by shareholders to be identified in such supplements.
This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and we express no opinion herein as to any matters other than as to the legality of the Common Stock.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Common Stock; and (iv) the Registration Statement and Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of natural persons who are signatories to the documents examined by us; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the legal power and authority of all persons (other than officers of the Company) signing on behalf of the parties to all documents. We have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock has been or will be authorized and available for issuance and that the consideration for the issuance and sale of such Common Stock will be in an amount that is not less than the par value of the Common Stock.

Established 1909

LEWISRICELLC
Post Holdings, Inc.
May 11, 2015

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, exceptions, limitations and qualifications herein stated, we are of the opinion that when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor (a) in an amount not less than the par value thereof, (b) in accordance with any applicable duly authorized, executed and delivered agreement providing for the issuance and/or offer and sale of such shares of Common Stock, and (c) in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (i) available under the Certificate of Incorporation and (ii) authorized by the board of directors in connection, such shares of Common Stock will be validly issued, fully paid and nonassessable.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.
Sincerely,

LEWIS RICE LLC
/s/ Lewis Rice LLC